As filed with the Securities and Exchange Commission on July 31, 2000.
                                             Registration Statement 333-_______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 --------------

                                PERFICIENT, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    74-2853258
----------------------------------          -----------------------------------
(State or other jurisdiction                I.R.S. Employer Identification No.)
 of incorporation or organization)


7600-B NORTH CAPITAL OF TEXAS HIGHWAY                         07083
SUITE 340, AUSTIN, TEXAS                                      -----
----------------------------------------                    (Zip Code)
(Address of principal executive offices)


             PERFICIENT, INC. 1999 STOCK OPTION/STOCK ISSUANCE PLAN
                                       AND

STOCK OPTIONS GRANTED TO CERTAIN OFFICERS, CONSULTANTS AND ADVISORS OUTSIDE THE
                                  OPTION PLAN
                           (Full title of the plans)

                              MR. JOHN T. MCDONALD
                             CHIEF EXECUTIVE OFFICER
                                PERFICIENT, INC.
                 7600-B NORTH CAPITAL OF TEXAS HIGHWAY SUITE 340
                               AUSTIN, TEXAS 78731
                     (Name and address of agent for service)

                                 (512) 531-6000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             JEFFREY A. BAUMEL, ESQ.
                 GIBBONS, DEL DEO, DOLAN, GRIFFINGER & VECCHIONE
                              ONE RIVERFRONT PLAZA
                          NEWARK, NEW JERSEY 07102-5497
                                 (973) 596-4500

                         CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED            PROPOSED
           TITLE OF EACH CLASS                 AMOUNT            MAXIMUM             MAXIMUM              AMOUNT OF
              OF SECURITIES                     TO BE         OFFERING PRICE        AGGREGATE            REGISTRATION
            TO BE REGISTERED                 REGISTERED        PER SHARE(1)      OFFERING PRICE(1)         FEE(1)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share     1,850,000(2)          $10.00            $18,500,000            $4,884.00
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share       376,042(3)          $10.00            $ 3,760,420              $992.75
----------------------------------------------------------------------------------------------------------------------
Total                                       2,226,042             $10.00            $22,260,420            $5,876.75
----------------------------------------------------------------------------------------------------------------------


         (1) Estimated in accordance with Rule 457(c) solely for the purposes of calculating the registration fee, based on $10.00 per share the closing price per share of the Registrant's Common Stock as reported on The Nasdaq SmallCap Market System on July 27, 2000.

         (2) Includes 1,850,000 shares subject to issuance upon the exercise of stock options granted or to be granted under the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers additional shares of Common Stock pursuant to the anti-dilution provisions of the Plan.

         (3) Includes 376,042 shares subject to issuance upon the exercise of stock options granted to certain officers, employees, consultants, and advisors to the Company that are not subject to the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by Perficient, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-KSB (File No. 001-15169) filed March 31, 2000 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Registration Statement on Form SB-2 (File No. 333-78337) filed under the Securities Act of 1933, as amended (the "Securities Act") and declared effective July 28, 1999 by the Securities and Exchange Commission (the "Commission"), Registration Statement on Form SB-2 (File No. 333-35948) filed April 28, 2000 under the Securities Act, Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-35948) filed June 23, 2000 under the Securities Act, Current Report on Form 8-K for the event dated January 3, 2000, Amendment No. 1 to Current Report on Form 8-K for the event dated January 3, 2000, Current Report on Form 8-K for the event dated February 7, 2000, Current Report on Form 8-K for the event dated May 1, 2000, Amendment No. 1 to Current Report on Form 8-K for the event dated May 1, 2000, Amendment No. 2 to Current Report on Form 8-K for the event dated May 1, 2000, and Quarterly Report on Form 10-QSB (File No. 001-15169) filed May 15, 2000 under the Exchange Act;

         (2) The description of the Company's common stock, $.001 par value per share (the "Common Stock"), contained in the foregoing Registration Statement on Form SB-2 (File No. 333-35948) and the Company's Registration Statement on Form 8-A (File No. 001-15169) filed on July 22, 1999 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         (3) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware Corporation Law provides, in effect, that we may, and in certain cases must, indemnify any person made a party to any action by reason of the fact that he is or was one of our directors, officers, employees, or agents against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to us, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

         Article VI of our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

         Article XI of our bylaws provide that we shall indemnify, to the fullest extent permitted by Delaware law, any and all of our directors and officers, or former directors and officers, or any person who may have served at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

         We have entered into Indemnity Agreements with each of our directors and officers, a form of which was filed as Exhibit 10.6 to our previous Registration Statement on Form SB-2 (File No. 333-78337) declared effective by the Securities and Exchange Commission on July 28, 1999. Under these agreements, we will be obligated, to the extent permitted by Delaware Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they served as directors or officers or assumed certain responsibilities at our direction. We have purchased directors and officers liability insurance in order to limit our exposure to liability for indemnification of directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.



EXHIBIT NO.                                               DESCRIPTION
-----------                                               -----------
4.1                                           Perficient, Inc. 1999 Stock Option/Stock Issuance Plan, as
                                              amended

4.2                                           The Company's Certificate of Incorporation, in effect as of the date of this Registration Statement (incorporated by reference to
                                              Exhibit 3.1 to the Company's Registration Statement on Form
                                              SB-2 (File No. 333-78337), declared effective on July 28, 1999 by the Securities and Exchange Commission).

4.3                                           By-Laws of the Company (incorporated by reference to Exhibit
                                              3.2 to the Company's Registration Statement on Form SB-2 (File
                                              No. 333-78337), declared effective on July 28, 1999 by the
                                              Securities and Exchange Commission).

4.4                                           Form of Stock Option Agreement for Officers, Employees,
                                              Consultants, and Advisors.

5.1                                           Opinion of Gibbons, Del Deo, Dolan, Griffinger & Vecchione.

23.1                                          Consent of Ernst & Young LLP

23.2                                          Consent of Gibbons, Del Deo, Dolan, Griffinger & Vecchione
                                              (included in Exhibit 5.1)

24.1                                          Power of Attorney (included as part of signature page)



ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) Include any additional or changed material information on the plan of distribution.

         Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 28th day of July, 2000.



                                         PERFICIENT, INC.


                                         By: /s/ John T. McDonald
                                            ------------------------------
                                             John T. McDonald
                                             Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John T. McDonald {why Bryan?}, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES STATED.



         SIGNATURE                        TITLE                                       DATE
         ---------                        -----                                       ----
/s/ Steven G. Papermaster                 Chairman of the Board                       July 28, 2000
--------------------------
Steven G. Papermaster


/s/ John T. McDonald                      Chief Executive Officer and                 July 28, 2000
--------------------------                and Director
John T. McDonald                          (principal executive officer)


/s/ Sam J. Fatigato                       Chief Operating Officer and                 July 28, 2000
--------------------------                Director
Sam J. Fatigato

                                             -7-


/s/ John A. Hinners                       Chief Financial Officer and                 July 28, 2000
--------------------------                Secretary
John A. Hinners                           (principal financial and
                                          accounting officer)


/s/ David S. Lundeen                      Director                                    July 28, 2000
--------------------------
David S. Lundeen


/s/ Dr. W. Frank King                     Director                                   July 28, 2000
--------------------------
Dr. W. Frank King


/s/ Philip J. Rosenbaum                   Director                                   July 28, 2000
--------------------------
Philip J. Rosenbaum



                                  EXHIBIT INDEX



NO.                             DESCRIPTION                             METHOD OF FILING
4.1                   Perficient, Inc. 1999 Stock               Filed with this registration statement.
                      Option/Stock Issuance Plan, as
                      Amended


4.2                   Certificate of Incorporation              Filed by reference to Exhibit 3.1 to
                                                                the Company's Registration
                                                                Statement on Form SB-2 (File No.
                                                                333-78337), declared effective on
                                                                July 28, 1999 by the Securities and
                                                                Exchange Commission.


4.3                   By-Laws                                   Filed by reference to Exhibit 3.2 to
                                                                the Company's Registration
                                                                Statement on Form SB-2 (File No.
                                                                333-78337), declared effective on
                                                                July 28, 1999 by the Securities and
                                                                Exchange Commission.


4.4                   Form of Stock Option Agreement            Filed with this Registration Statement
                      for Officers, Consultants and
                      Advisors


5.1                   Opinion of Gibbons, Del Deo,              Filed with this Registration Statement
                      Dolan, Griffinger & Vecchione


23.1                  Consent of Ernst & Young LLP              Filed with this Registration Statement


23.3                  Consent of Gibbons, Del Deo,              Included in Exhibit 5.1
                      Dolan, Griffinger & Vecchione


23.4                  Power of Attorney                         Included on signature page of this
                                                                Registration Statement


